Exhibit 99.1

www.e2open.com

Press Release

E2open Announces Fiscal 2025 Fourth Quarter and Full Year Financial Results

Q4-FY25 GAAP subscription revenue of $133.0 million, above midpoint of Q4 guidance range

Strong cash generation in Q4-FY25 and full year FY25

DALLAS – April 29, 2025 – E2open Parent Holdings, Inc. (NYSE: ETWO) (“e2open” or the “Company”), the connected supply chain SaaS platform with the largest multi-enterprise network, today announced financial results for its fiscal fourth quarter and full year ended February 28, 2025.

“Our fourth quarter results showed continued stabilization in our core business and highlight the meaningful progress we made this fiscal year in repositioning e2open for future growth,” said Andrew Appel, e2open chief executive officer. “During the fourth quarter, our commercial team executed solidly by winning important new business with clients across multiple industries, and our ending FY25 gross and net retention metrics improved compared to the end of last fiscal year. Looking ahead to FY26, tariff-related uncertainty is showcasing the distinctive value of e2open’s end-to-end platform that gives our clients a unified view of demand, supply, logistics, and global trade. In a world where constant change is the norm, e2open is proud to be a much-needed source of supply chain adaptability and resilience for the world’s leading global companies.”

“In Q4 FY25, e2open delivered subscription revenue above the mid-point of our guidance along with strong adjusted EBITDA and record-high cash flow,” said Marje Armstrong, chief financial officer of e2open. “As reflected in our guidance, in FY26 we expect our business to gradually return to revenue growth driven by continued improvements in retention and sales productivity. As we work to complete our strategic review, we are on track to putting e2open back on a sustainable growth trajectory.”

Fiscal Fourth Quarter 2025 Financial Highlights

•
Revenue
o
GAAP subscription revenue for the fourth quarter of 2025 was $133.0 million, a decrease of 1.0% from the year-ago comparable period and 87.0% of total revenue. Subscription revenue decreased 0.5% on a constant currency basis.

o
Total GAAP revenue for the fourth quarter of 2025 was $152.7 million, a decrease of 3.6% from the year-ago comparable period. Total revenue decreased 3.1% on a constant currency basis.

•
GAAP gross profit for the fourth quarter of 2025 was $76.6 million, a decrease of 4.8% from the year-ago comparable period. Non-GAAP gross profit was $104.2 million, down 6.1% and a decrease of 5.8% on a constant currency basis.

•
GAAP gross margin for the fourth quarter of 2025 was 50.2% compared to 50.8% for the year-ago comparable period. Non-GAAP gross margin was 68.2% compared to 70.0% from the comparable year-ago period.

•
GAAP Net loss for the fourth quarter of 2025 was $268.5 million compared to a net loss of $45.5 million from the year-ago comparable period. Adjusted EBITDA for the fourth quarter of 2025 was $56.3 million, an increase of 2.3% and 1.7% on a constant currency basis from the year-ago comparable period. Adjusted EBITDA margin was 36.9% versus 34.8% from the comparable year-ago period.

•
GAAP EPS for the fourth quarter of 2025 was a loss of $0.79. Adjusted EPS for the fourth quarter of 2025 was $0.06.

Fiscal Year 2025 Financial Highlights

•
Revenue
o
GAAP subscription revenue for fiscal 2025 was $528.0 million, a decrease of 1.6% from the prior fiscal year and 87% of total revenue. Subscription revenue decreased 1.6% on a constant currency basis.

o
Total GAAP revenue for fiscal 2025 was $607.7 million, a decrease of 4.2% from the prior fiscal year. Total revenue decreased 4.2% on a constant currency basis.

•
GAAP gross profit for fiscal 2025 was $299.7 million, a decrease of 5.7% from the prior fiscal year. Non-GAAP gross profit was $416.0 million, down 5.6% and 5.6% on a constant currency basis.

•
GAAP gross margin for fiscal 2025 was 49.3% compared to 50.1% for the prior fiscal year. Non-GAAP gross margin was 68.5% compared to 69.4% from the comparable year-ago period.

•
GAAP Net loss for fiscal year 2025 was $725.8 million compared to a net loss of $1,185.1 million from the prior fiscal year. Adjusted EBITDA for fiscal year 2025 was $215.5 million, a decrease of 2.2% and 2.5% on a constant currency basis from the prior fiscal year. Adjusted EBITDA margin was 35.5% versus 34.7% from prior fiscal year.

•
GAAP EPS for fiscal year 2025 was a loss of $2.14. Adjusted EPS for fiscal year 2025 was $0.19.

•
Cash flow
o
GAAP operating cash flow for fiscal 2025 was $99.1 million compared to $84.9 million, or growth of 16.7%, from the year-ago comparable period, inclusive of non-recurring expenses.

o
Adjusted operating cash flow for fiscal 2025, exclusive of non-recurring expenses, was $111.4 million. This compares to $116.0 million from the year ago comparable period and represents 51.7% of fiscal 2025 adjusted EBITDA.

Recent Business Highlights

•
Launched innovations in global trade compliance technology to help companies address new and evolving challenges. The new AI capabilities and enhancements to e2open’s proven Global Trade software are designed to ease compliance and increase productivity for clients by streamlining classifications, global trade content, due diligence, and unstructured document processing.

•
Selected by a global active health and wellness company as strategic partner for its digital supply chain transformation. Building upon its use of e2open Transportation Management, Parcel, and Global Trade Management applications, this client with products distributed in more than 125 countries has added Demand Planning, Supply Planning, and Multi-Echelon Inventory Optimization (MEIO) applications to increase productivity and ensure supply as the company prioritizes a connected supply chain platform with scalable solutions to manage the complexities of growth.

•
A major Europe-based global freight forwarder and existing e2open Transportation Management customer signed on for a significant expansion of our relationship. The expanded relationship will allow this highly strategic customer to further optimize operations across multiple modes of transportation, reduce freight and operational costs, and broaden and accelerate its global rollout of TMS functionality.

•
A major U.S. manufacturer and distributor of branded food and beverage products selected e2open to add significant additional software-based logistics and support services to our existing relationship. This win demonstrates e2open’s strong competitive position with clients in the consumer-packaged goods industry.

•
Named a Leader in the 2025 Gartner® Magic Quadrant™ for Transportation Management Systems for the third consecutive year. E2open’s cloud-based, multi-tenant TMS solution provides a seamless interface across transportation modes and built-in access to an expansive carrier network, enabling logistics teams to be lean, efficient and responsive.

•
Named a Leader in the IDC MarketScape: Worldwide SaaS and Cloud-Enabled Direct Spend Vendor Assessment, a comprehensive new report evaluating vendors in the direct materials sourcing and spend software application market. The research highlighted e2open’s “ability to integrate the procurement process from planning, execution, and tracking. This strength is complemented by a flexible solution platform built to support a myriad of business processes.”

•
Expanded e2open’s world-class multi-enterprise network to 500,000 connected enterprises and 18 billion annual supply chain transaction from 480,000 and 16 billion, respectively, in FY24. This growing network scale demonstrates e2open’s profound impact on global supply chains and empowers our clients to benefit from greater efficiency, cost-saving opportunities, optimized operations, and further digital maturity in their supply chains.

Financial Outlook for Fiscal Year 2026

As of April 29, 2025, e2open is providing guidance for fiscal year 2026, which ends February 28, 2026, as follows:

Fiscal 2026 Subscription Revenue

•
GAAP subscription revenue for fiscal 2026 is expected to be in the range of $525 million to $535 million, reflecting a 0.4% growth rate at the mid-point.

Fiscal 2026 Total GAAP Revenue

•
Total GAAP revenue for fiscal 2026 is expected to be in the range of $600 million to $618 million, reflecting a positive 0.2% growth rate at the mid-point.

Fiscal First Quarter 2026 GAAP Subscription Revenue

•
GAAP subscription revenue for the fiscal first quarter of 2026 is expected to be in the range of $129 million to $132 million, reflecting a negative 0.7% growth rate at the mid-point.

Fiscal 2026 Non-GAAP Gross Profit Margin

•
Non-GAAP gross profit margin for fiscal 2026 is expected to be in the range of 68% to 68.5%.

Fiscal 2026 Adjusted EBITDA

•
Adjusted EBITDA for fiscal 2026 is expected to be in the range of $200 million to $210 million with an implied adjusted EBITDA margin in the range of 33% to 34%.

Quarterly Conference Call

E2open will host a conference call today at 5:00 p.m. ET to review fiscal fourth quarter and full fiscal year 2025 financial results, in addition to discussing the Company’s outlook for the full fiscal year 2026. To access this call, dial 888-506-0062 (domestic) or 973-528-0011 (international). The conference ID is 790911. A live webcast of the conference call will be accessible in the “Investor Relations” section of e2open’s website at www.e2open.com. A replay of this conference call can also be accessed through May 13, 2026, at 877-481-4010 (domestic) or 919-882-2331 (international). The replay passcode is 52240. An archived webcast of this conference call will also be available after the completion of the call in the “Investor Relations” section of the Company’s website at www.e2open.com.

About e2open

E2open is the connected supply chain software platform that enables the world’s largest companies to transform the way they make, move, and sell goods and services. With the broadest cloud-native global platform purpose-built for modern supply chains, e2open connects more than 500,000 manufacturing, logistics, channel, and distribution partners as one multi-enterprise network tracking over 18 billion transactions annually. Our SaaS platform anticipates disruptions and opportunities to help companies improve efficiency, reduce waste, and operate sustainably. Moving as one.™ Learn More: www.e2open.com.

E2open and “Moving as one.” are the registered trademarks of E2open, LLC. All other trademarks, registered trademarks and service marks are the property of their respective owners.

Non-GAAP Financial Measures

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including non-GAAP revenue, non-GAAP subscription revenue, non-GAAP professional services and other revenue, adjusted EBITDA, adjusted EBITDA margin, non-GAAP gross profit, adjusted net income, non-GAAP gross margin, adjusted free cash flow, adjusted operating cash flow and adjusted earnings per share. These non-GAAP financial measures are not a measure of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to revenue, net income, cash flows from operations or other measures of profitability, liquidity, or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

The Company believes these non-GAAP measure provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures.

NOTE: E2open is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures for non-GAAP gross profit margin or adjusted EBITDA without unreasonable effort, and therefore no reconciliation of certain forward-looking non-GAAP financial measures for non-GAAP gross profit margin or adjusted EBITDA is included.

Forward Looking Statement Disclaimer

Certain statements in this press release are "forward-looking statements" within the meaning of the federal securities laws, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company's expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company's documents filed or to be filed with the Securities and Exchange Commission, including the annual report filed on Form 10-K, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this press release. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Investor Contact

Russell Johnson

SVP Treasurer & Investor Relations, e2open

russell.johnson@e2open.com

investor.relations@e2open.com

Media Contact

5W PR for e2open

e2open@5wpr.com

908-433-3334

Corporate Contact
Kristin Seigworth
VP Communications, e2open
kristin.seigworth@e2open.com

pr@e2open.com

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Fiscal Year 2025

	Fiscal Year Ended
(In thousands, except per share amounts)	February 28, 2025	February 29, 2024
	(Unaudited)
Revenue
Subscriptions	$ 527,958	$ 536,792
Professional services and other	79,730	97,762
Total revenue	607,688	634,554
Cost of Revenue
Subscriptions	145,668	146,006
Professional services and other	65,725	72,249
Amortization of acquired intangible assets	96,611	98,608
Total cost of revenue	308,004	316,863
Gross Profit	299,684	317,691
Operating Expenses
Research and development	97,955	101,420
Sales and marketing	79,304	87,734
General and administrative	86,199	108,048
Acquisition-related expenses	4,556	2,080
Amortization of acquired intangible assets	51,445	80,276
Goodwill impairment	614,100	1,097,741
Intangible asset impairment	18,500	34,000
Total operating expenses	952,059	1,511,299
Loss from operations	(652,375)	(1,193,608)
Other income (expense)
Interest and other expense, net	(99,343)	(102,460)
Impairment of cost method investment	(5,500)	—
(Loss) gain from change in tax receivable agreement liability	5,565	2,190
Gain (loss) from change in fair value of warrant liability	14,131	14,903
Gain (loss) from change in fair value of contingent consideration	12,900	11,520
Total other expense	(72,247)	(73,847)
Loss before income tax provision	(724,622)	(1,267,455)
Income tax (expense) benefit	(1,163)	82,376
Net loss	(725,785)	(1,185,079)
Less: Net loss attributable to noncontrolling interest	(65,955)	(115,055)
Net loss attributable to E2open Parent Holdings, Inc.	$ (659,830)	$ (1,070,024)

Weighted-average common shares outstanding:
Basic	308,268	303,751
Diluted	308,268	303,751
Net loss attributable to E2open Parent Holdings, Inc. common shareholders per share:
Basic	$ (2.14)	$ (3.52)
Diluted	$ (2.14)	$ (3.52)

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Fiscal Fourth Quarter 2025

	Three Months Ended
(In thousands, except per share amounts)	February 28, 2025	February 29, 2024
	(Unaudited)
Revenue
Subscriptions	$ 132,999	$ 134,355
Professional services and other	19,679	24,094
Total revenue	152,678	158,449
Cost of Revenue
Subscriptions	36,612	35,993
Professional services and other	15,896	17,235
Amortization of acquired intangible assets	23,533	24,690
Total cost of revenue	76,041	77,918
Gross Profit	76,637	80,531
Operating Expenses
Research and development	23,920	25,672
Sales and marketing	16,454	24,042
General and administrative	20,446	22,634
Acquisition-related expenses	2,366	1,664
Amortization of acquired intangible assets	5,605	20,141
Goodwill impairment	245,000	—
Intangible asset impairment	8,500	—
Total operating expenses	322,291	94,153
Loss from operations	(245,654)	(13,622)
Other income (expense)
Interest and other expense, net	(23,397)	(26,574)
Impairment of cost method investment	(5,500)	—
(Loss) gain from change in tax receivable agreement liability	4,101	(6,165)
Gain (loss) from change in fair value of warrant liability	1,078	(3,883)
Gain (loss) from change in fair value of contingent consideration	4,440	(3,840)
Total other expense	(19,278)	(40,462)
Loss before income tax provision	(264,932)	(54,084)
Income tax (expense) benefit	(3,568)	8,549
Net loss	(268,500)	(45,535)
Less: Net loss attributable to noncontrolling interest	(24,305)	(3,334)
Net loss attributable to E2open Parent Holdings, Inc.	$ (244,195)	$ (42,201)

Weighted-average common shares outstanding:
Basic	309,410	305,454
Diluted	309,410	305,454
Net loss attributable to E2open Parent Holdings, Inc. common shareholders per share:
Basic	$ (0.79)	$ (0.14)
Diluted	$ (0.79)	$ (0.14)

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	February 28, 2025	February 29, 2024
	(Unaudited)
Assets
Cash and cash equivalents	$ 197,350	$ 134,478
Restricted cash	14,785	14,560
Accounts receivable, net	133,436	161,556
Prepaid expenses and other current assets	34,025	28,843
Total current assets	379,596	339,437
Goodwill	1,213,794	1,843,477
Intangible assets, net	673,026	841,031
Property and equipment, net	61,278	67,177
Operating lease right-of-use assets	14,977	21,299
Other noncurrent assets	28,364	29,234
Total assets	$ 2,371,035	$ 3,141,655
Liabilities, Redeemable Share-Based Awards and Stockholders' Equity
Accounts payable and accrued liabilities	$ 78,987	$ 90,594
Channel client deposits payable	14,785	14,560
Deferred revenue	216,740	213,138
Current portion of notes payable	11,264	11,272
Current portion of operating lease obligations	6,146	7,378
Current portion of financing lease obligations	2,143	1,448
Income taxes payable	3,337	584
Total current liabilities	333,402	338,974
Long-term deferred revenue	1,536	2,077
Operating lease obligations	10,838	17,372
Financing lease obligations	3,170	3,626
Notes payable	1,031,180	1,037,623
Tax receivable agreement liability	59,277	67,927
Warrant liability	582	14,713
Contingent consideration	5,128	18,028
Deferred taxes	48,104	55,586
Other noncurrent liabilities	648	602
Total liabilities	1,493,865	1,556,528
Commitments and Contingencies
Redeemable share-based awards	191	—
Stockholders' Equity
Class A common stock	31	31
Class V common stock	—	—
Series B-1 common stock	—	—
Series B-2 common stock	—	—
Additional paid-in capital	3,444,584	3,407,694
Accumulated other comprehensive loss	(63,835)	(46,835)
Accumulated deficit	(2,533,533)	(1,873,703)
Treasury stock, at cost	(2,473)	(2,473)
Total E2open Parent Holdings, Inc. equity	844,774	1,484,714
Noncontrolling interest	32,205	100,413
Total stockholders' equity	876,979	1,585,127
Total liabilities, redeemable share-based awards and stockholders' equity	$ 2,371,035	$ 3,141,655

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year Ended
(In thousands)	February 28, 2025	February 29, 2024
	(Unaudited)
Cash flows from operating activities
Net loss	$ (725,785)	$ (1,185,079)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	181,975	214,727
Amortization of deferred commissions	9,810	6,269
Provision for credit losses	1,995	3,870
Amortization of debt issuance costs	5,281	5,281
Amortization of operating lease right-of-use assets	6,299	7,419
Share-based compensation	44,468	27,171
Deferred income taxes	(10,454)	(87,790)
Right-of-use assets impairment charge	576	659
Goodwill impairment charge	614,100	1,097,741
Indefinite-lived intangible asset impairment charge	18,500	34,000
Impairment of cost method investment	5,500	—
Gain from change in tax receivable agreement liability	(5,565)	(2,190)
Gain from change in fair value of warrant liability	(14,131)	(14,903)
Gain from change in fair value of contingent consideration	(12,900)	(11,520)
Gain on operating lease termination	(126)	(187)
Loss on disposal of property and equipment	227	526
Changes in operating assets and liabilities:
Accounts receivable	26,125	9,382
Prepaid expenses and other current assets	(7,502)	(2,087)
Other noncurrent assets	(14,440)	(9,844)
Accounts payable and accrued liabilities	(21,697)	(8,816)
Channel client deposits payable	225	3,249
Deferred revenue	3,062	8,884
Changes in other liabilities	(6,406)	(11,891)
Net cash provided by operating activities	99,137	84,871
Cash flows from investing activities
Capital expenditures	(25,201)	(29,252)
Net cash used in investing activities	(25,201)	(29,252)
Cash flows from financing activities
Repayments of indebtedness	(11,238)	(11,168)
Repayments of financing lease obligations	(1,908)	(2,852)
Proceeds from exercise of stock options	155	—
Net cash used in financing activities	(12,991)	(14,020)
Effect of exchange rate changes on cash and cash equivalents	2,152	3,097
Net increase in cash, cash equivalents and restricted cash	63,097	44,696
Cash, cash equivalents and restricted cash at beginning of year	149,038	104,342
Cash, cash equivalents and restricted cash at end of year	$ 212,135	$ 149,038

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF PRO FORMA INFORMATION

TABLE I

(in millions)	Q4	Q4	$ Var	% Var	FY	FY	$ Var	% Var
	FY2025	FY2024			FY2025	FY2024
PRO FORMA REVENUE RECONCILIATION
Total GAAP Revenue	152.7	158.5	(5.8)	(3.6%)	607.7	634.6	(26.9)	(4.2%)
Constant currency FX impact (1)	0.8	-	0.8	n/m	0.3	-	0.3	n/m
Total non-GAAP revenue (constant currency basis) (2)	$153.5	$158.5	($4.9)	(3.1%)	$608.0	$634.6	($26.6)	(4.2%)

GAAP Subscription Revenue	133.0	134.4	(1.4)	(1.0%)	528.0	536.8	(8.8)	(1.6%)
Constant currency FX impact (1)	0.7	-	0.7	n/m	0.2	-	0.2	n/m
Non-GAAP subscription revenue (constant currency basis) (2)	$133.7	$134.4	($0.7)	(0.5%)	$528.2	$536.8	($8.6)	(1.6%)

GAAP Professional Services and other revenue	19.7	24.1	(4.4)	(18.3%)	79.7	97.8	(18.0)	(18.4%)
Constant currency FX impact (1)	0.1	-	0.1	n/m	0.1	-	0.1	n/m
Non-GAAP professional services and other revenue (constant currency basis) (2)	$19.8	$24.1	($4.3)	(17.8%)	$79.8	$97.8	($18.0)	(18.4%)

PRO FORMA GROSS PROFIT RECONCILIATION
GAAP Gross profit	76.6	80.5	(3.9)	(4.8%)	299.7	317.7	(18.0)	(5.7%)
Depreciation and amortization	26.4	28.8	(2.5)	(8.5%)	110.1	114.9	(4.8)	(4.2%)
Share-based compensation (3)	1.1	1.2	(0.1)	(8.3%)	5.6	4.3	1.4	31.6%
Non-recurring/non-operating costs (4)	0.0	0.3	(0.3)	(87.9%)	0.6	3.6	(3.0)	(82.8%)
Non-GAAP gross profit	$104.2	$110.9	($6.7)	(6.1%)	$416.0	$440.5	($24.5)	(5.6%)
Non-GAAP Gross Margin %	68.2%	70.0%			68.5%	69.4%
Constant currency FX impact (1)	0.3	-	0.3	n/m	(0.1)	-	(0.1)	n/m
Total non-GAAP gross profit (constant currency basis) (2)	$104.5	$110.9	($6.4)	(5.8%)	$416.0	$440.5	($24.5)	(5.6%)
Non-GAAP Gross Margin % (constant currency basis) (2)	68.1%	70.0%			68.4%	69.4%

PRO FORMA ADJUSTED EBITDA RECONCILIATION
Net income (loss)	(268.5)	(45.5)	(223.0)	n/m	(725.8)	(1,185.1)	459.3	n/m
Interest expense, net	21.8	24.7	(2.8)	(11.5%)	94.4	98.6	(4.1)	(4.2%)
Income tax benefit	3.6	(8.6)	12.1	n/m	1.2	(82.4)	83.5	n/m
Depreciation and amortization	37.1	54.0	(16.9)	(31.3%)	182.0	214.7	(32.8)	(15.3%)
EBITDA	($206.0)	$24.6	($230.6)	n/m	($448.2)	($954.2)	$505.9	n/m
Share-based compensation (3)	9.3	8.4	0.9	10.7%	44.5	27.2	17.3	63.6%
Non-recurring/non-operating costs (4)	1.2	6.5	(5.3)	(81.1%)	8.6	23.7	(15.1)	(63.7%)
Acquisition-related adjustments (5)	2.4	1.7	0.7	42.8%	4.6	2.1	2.5	119.2%
Change in tax receivable agreement liability (6)	(4.1)	6.2	(10.3)	n/m	(5.6)	(2.2)	(3.4)	n/m
Change in fair value of warrant liability (7)	(1.1)	3.9	(5.0)	n/m	(14.1)	(14.9)	0.8	n/m
Change in fair value of contingent consideration (8)	(4.4)	3.8	(8.3)	n/m	(12.9)	(11.5)	(1.4)	12.0%
Impairment of Cost Method Investments (9)	5.5	-	5.5	n/m	5.5	-	5.5	n/m
Goodwill impairment (10)	245.0	-	245.0	n/m	614.1	1,097.7	(483.6)	(44.1%)

Intangible asset impairment charge (11)	8.5	-	8.5	n/m	18.5	34.0	(15.5)	(45.6%)
Right-of-use assets impairment charge (12)	-	-	-	n/m	0.6	0.7	(0.1)	(12.1%)
Legal settlement (13)	-	-	-	n/m	-	17.8	(17.8)	n/m
Adjusted EBITDA	$56.3	$55.1	$1.2	2.3%	$215.5	$220.3	($4.9)	(2.2%)
Adjusted EBITDA Margin %	36.9%	34.8%			35.5%	34.7%
Constant currency FX impact (1)	(0.3)	-	(0.3)	n/m	(0.6)	-	(0.6)	n/m
Total adjusted EBITDA (constant currency basis) (2)	$56.0	$55.1	$0.9	1.7%	$214.9	$220.3	($5.5)	(2.5%)
Adjusted EBITDA Margin % (constant currency basis) (2)	36.5%	34.8%			35.3%	34.7%

(1) Constant Currency refers to pro-forma amounts excluding the impact of translating foreign currencies into U.S. dollars. To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

(2) Constant Currency refers to pro forma amounts excluding translation and transactional impacts from foreign currency exchange rates.
(3) Reflects non-cash, long-term share-based compensation expense.

(4) Primarily includes non-recurring expenses such as the non-acquisition severance related to cost reduction initiatives, reorganizations and executive transition costs; foreign currency transaction gains and losses; systems integrations; legal entity rationalization and non-recurring consulting and advisory fees.

(5) Primarily includes advisory, consulting, accounting and legal expenses incurred in connection with the strategic review.
(6) Represents the fair value adjustment at each balance sheet date for the Tax Receivable Agreement along with the associated interest.
(7) Represents the fair value adjustment at each balance sheet date of the warrant liability related to our warrants.
(8) Represents the fair value adjustment at each balance sheet date of the contingent consideration liability related to the restricted B-2 common stock and Series 2 RCUs.
(9) Represents the impairment taken in the fourth quarter of fiscal 2025 on our cost method investment.
(10) Represents the goodwill impairment taken of $245.0M in Q4 FY25, $369.1M in Q3 FY25, $687.7M in Q3 FY24, $410.0M in Q1 FY24.
(11) The company recognized an intangible impairment charge of $8.5M in Q4 FY25, $10.0M in Q3 FY25, $30.0M in Q3 FY24 and $4.0M in Q1 FY24.
(12) Represents the impairment on our operating lease ROU assets and leasehold improvements due to vacating certain facilities.
(13) Represents the $17.8 million litigation settlement for the unfavorable arbitration ruling related to the Kewill customer case.

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF NON-GAAP EXPENSES

TABLE II

Fiscal Year Ended February 28, 2025
(in millions)	GAAP	Non-recurring(1)		Depreciation & Amortization	Share-Based Compensation	Non-GAAP (Adjusted)	% of Revenue
			Impairment Charges(2)
COST OF GOODS
Subscriptions	145.7	(0.2)	-	(12.8)	(3.4)	129.3	24.5%
Professional services and other	65.7	(0.4)	-	(0.7)	(2.2)	62.4	78.2%
Amortization of intangibles	96.6	-	-	(96.6)	-	-
Total cost of revenue	$308.0	($0.6)	-	($110.1)	($5.6)	$191.6	31.5%

Gross Profit	$299.7	$0.6	-	$110.1	$5.6	$416.0	68.5%

OPERATING COSTS
Research & development	98.0	(0.9)	-	(18.7)	(6.7)	71.7	11.8%
Sales & marketing	79.3	(1.1)	-	(1.0)	(6.7)	70.5	11.6%
General & administrative	86.2	(1.1)	(0.6)	(0.7)	(25.5)	58.4	9.6%
Acquisition related expenses	4.6	(4.6)	-	-	-	-
Amortization of intangibles	51.5	-	-	(51.5)	-	-
Intangible impairment charge	18.5	-	(18.5)	-	-	-
Goodwill impairment	614.1	-	(614.1)	-	-	-
Total operating expenses	$952.1	($7.6)	($633.2)	($71.9)	($38.9)	$200.6	33.0%

(1) Primarily includes other non-recurring expenses such as non-acquisition related severance, systems integrations, legal entity rationalization, and non-recurring consulting and advisory fees.

(2) Represents the impairment on our operating lease ROU assets and leasehold improvements due to vacating certain facilities, the goodwill impairment taken in the third and fourth quarter of fiscal 2025 and intangible impairment charge in third and fourth quarter of fiscal 2025.

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF NON-GAAP EXPENSES

TABLE II

Fiscal Fourth Quarter 2025
(in millions)	GAAP	Non-recurring(1)		Depreciation & Amortization	Share-Based Compensation	Non-GAAP (Adjusted)	% of Revenue
			Impairment Charges(2)
COST OF GOODS
Subscriptions	36.6	-	-	(2.7)	(0.7)	33.2	25.0%
Professional services and other	15.9	-	-	(0.2)	(0.5)	15.3	77.6%
Amortization of intangibles	23.5	-	-	(23.5)	-	-
Total cost of revenue	$76.0	-	-	(26.4)	(1.1)	$48.5	31.8%

Gross Profit	$76.6	-	-	$26.4	$1.1	$104.2	68.2%

OPERATING COSTS
Research & development	23.9	-	-	(4.7)	(1.2)	18.0	11.8%
Sales & marketing	16.5	-	-	(0.2)	(1.1)	15.2	9.9%
General & administrative	20.5	0.3	-	(0.2)	(5.9)	14.7	9.6%
Acquisition related expenses	2.4	(2.4)	-	-	-	-
Amortization of intangibles	5.6	-	-	(5.6)	-	-
Intangible impairment charge	8.5	-	(8.5)	-	-	-
Goodwill impairment	245.0	-	(245.0)	-	-	-
Total operating expenses	$322.3	($2.0)	($253.5)	($10.7)	($8.2)	$47.9	31.3%

(1) Primarily includes other non-recurring expenses related to the strategic review and non-recurring consulting and advisory fees.
(2) Represents the goodwill impairment and intangible impairment taken in the fourth quarter of fiscal 2025.

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF ADJUSTED EARNINGS PER SHARE

TABLE III

Fiscal Fourth Quarter 2025

(in millions, except per share amounts)	Q1 25	Q2 25	Q3 25	Q4 25	FY2025
GAAP Net income (loss)	(42.8)	(32.9)	(381.6)	(268.5)	(725.8)
Interest expense, net	24.7	24.5	23.4	21.8	94.4
Income taxes benefit	(1.9)	2.0	(2.4)	3.6	1.2
Depreciation & amortization	53.6	53.5	37.8	37.1	182.0
EBITDA	$33.6	$47.0	($322.8)	($206.0)	($448.2)
Share-based compensation	11.8	12.9	10.4	9.3	44.5
Non-recurring/non-operating costs	2.6	2.0	2.8	1.2	8.6
Acquisition-related adjustments	0.3	1.7	0.2	2.4	4.6
Change in tax receivable agreement liability	4.0	(2.9)	(2.5)	(4.1)	(5.6)
Change in fair value of warrant liability	(3.8)	(4.4)	(4.9)	(1.1)	(14.1)
Change in fair value of contingent consideration	2.3	(2.0)	(8.7)	(4.4)	(12.9)
Impairment of Cost Method Investments	-	-	-	5.5	5.5
Goodwill impairment	-	-	369.1	245	614.1
Intangible asset impairment charge	-	-	10.0	8.5	18.5
Right-of-use assets impairment charge	-	0.6	-	-	0.6
Adjusted EBITDA	$50.7	$54.9	$53.6	$56.3	$215.5
Depreciation	(8.9)	(8.6)	(8.5)	(7.9)	(33.9)
Interest and other expense, net	(24.7)	(24.5)	(23.4)	(21.8)	(94.4)
Normalized income taxes (1)	(4.1)	(5.2)	(5.2)	(6.4)	(20.9)
Adjusted Net Income	$13.0	$16.6	$16.5	$20.2	$66.2
Adjusted basic shares outstanding	344.4	345.3	345.9	346.6	346.6
Adjusted earnings per share	$0.04	$0.05	$0.05	$0.06	$0.19

(1) Income taxes calculated using 24% effective rate.

E2OPEN PARENT HOLDINGS, INC.

ADJUSTED FREE CASH FLOW

TABLE IV

(in millions)	Q1 25	Q2 25	Q3 25	Q4 25	FY25
GAAP operating cash flow	35.9	(7.5)	17.7	53.0	99.1

Add: Non recurring cash payments (1)	4.3	2.9	4.0	1.3	12.5
Add: Change in channel client deposits payable (2)	(1.2)	(0.9)	(0.6)	2.4	(0.2)
Adjusted operating cash flow	$39.1	($5.5)	$21.1	$56.7	$111.4

Capital expenditures	(6.1)	(6.2)	(6.2)	(6.7)	(25.2)
Adjusted free cash flow	$33.0	($11.6)	$14.9	$50.0	$86.2

(1) Primarily includes non-recurring expenses such as non-acquisition related severance, systems integrations, legal entity rationalization, and non-recurring consulting and advisory fees.

(2) Channel Client Deposits Payable represents client deposits for the incentive payment program associated with the Company's channel shaping application. The Company offers services to administer incentive payments to partners on behalf of the Company’s clients. The Company’s clients deposit these funds into a restricted cash account with an offset included as a liability in incentive program payable in the Consolidated Balance Sheets.

E2OPEN PARENT HOLDINGS, INC.

CONSOLIDATED CAPITAL

TABLE V

Description	Shares (000's)	Notes
Shares outstanding as of February 28, 2025	309,922	Shares outstanding
Common Units	30,692	Units issued in the Business Combination that have not been converted from common units to Class A common stock (Common units are represented by Class V shares).
Series B-2 Shares (unvested)	3,372	Represents the right to acquire shares of Class A common stock when the 20-day VWAP reaches $15.00 per share.
Restricted Common Units Series 2 (unvested)	2,628

Represents the right in E2open Holdings, LLC that converts into common units when the 20-day VWAP reaches $15.00. Upon conversion to common units, the holders can elect to convert the common units to Class A common stock.

Adjusted Basic Shares	346,614

Warrants	29,080	Outstanding warrants with an exercise price of $11.50.
Options (vested/unreleased and unvested)	6,177	Options issued to management under the long-term incentive plan.
Restricted Shares (vested/unreleased and unvested)	17,585	Restricted shares issued to employees, management and directors under the long-term incentive plan.
Fully Converted Shares	399,456